EXHIBIT 107

Calculation of Filing Fee Table

Form F-10
(Form Type)

TASEKO MINES LIMITED
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities
In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, without par value		(1)	(1)
	Other	Warrants		(1)	(1)
	Other	Subscription Receipts		(1)	(1)
	Debt	Debt Securities		(1)	(1)
	Other	Units		(1)	(1)
	Unallocated (Universal) Shelf		450(o)	(1)	(1)	$600,000,000 (2)	0.0001531 (3)	$91,860 (4)
Fees Previously Paid

Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Total Offering Amounts				$600,000,000 (2)		$91,860 (4)
	Total Fees Previously Paid						N/A
	Total Fee Offsets						N/A
	Net Fee Due						$91,860 (4)

(1)

There  are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, warrants, subscription receipts, debt securities and units of Taseko Mines Limited (the “Registrant”) as shall have an aggregate initial offering price not to exceed $600,000,000 in the United States (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement in the United States exceed $600,000,000.

(3)	Based on the SEC's registration fee of $153.10 per $1,000,000 of securities registered.
(4)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o) of the U.S. Securities Act.